SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant       |x|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|x|   Preliminary Proxy Statement            |_|   Confidential, For Use of
|_|   Definitive Proxy Statement                   the Commission Only
|_|   Definitive Additional Materials              (as permitted by Rule
|_|   Soliciting Material Pursuant to              14a-6(e)(2))
      Rule 14a-12


                               NIKU CORPORATION
               (Name of Registrant as Specified in Its Charter)
               ________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|x|     No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

        (2)    Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)    Proposed maximum aggregate value of transaction:

        (5)    Total fee paid:

|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:

        (2)    Form, Schedule or Registration Statement No.:

        (3)    Filing Party:

        (4)    Date Filed:

                               NIKU CORPORATION
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 31, 2003


To our Stockholders:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Niku Corporation, a Delaware corporation, will be held at our principal executive office located at 305 Main Street, Redwood City, California 94063, on Monday, March 31, 2003, at 10:00 a.m., local time. The purpose of the Special Meeting is to obtain approval of the following proposals:

         1. The issuance and sale of 1,538,495 shares of common stock and warrants to purchase 192,314 shares of common stock, including the issuance of 1,131,812 shares of common stock and warrants to purchase 141,478 shares of common stock to Walden VC;

         2. The issuance and sale of 29,412 shares of common stock and warrants to purchase 3,677 shares of common stock to Mr. Ravi Chiruvolu, a member of our board of directors; and

         3. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement that is attached and made a part hereof.

         The board of directors has fixed the close of business on Thursday, February 27, 2003, as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.

         Whether or not you expect to attend the Special Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Special Meeting. If you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                                          By Order of the Board of Directors,


                                          Michael Shahbazian
                                          Corporate Secretary


Redwood City, California
___________, 2003

                               TABLE OF CONTENTS


                                                                          PAGE

GENERAL INFORMATION.........................................................1
PROPOSAL NO. 1..............................................................2
PROPOSAL NO. 2..............................................................6
STOCK OWNERSHIP OF CERTAIN BENEFICIAL
      OWNERS AND MANAGEMENT.................................................7
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............................9
EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS....................12
COMPENSATION OF DIRECTORS..................................................12
COMPENSATION COMMITTEE INTERLOCKS AND
      INSIDER PARTICIPATION................................................13
COMPENSATION COMMITTEE REPORT..............................................13
STOCK PERFORMANCE GRAPH....................................................15
DESCRIPTION OF CAPITAL STOCK...............................................16
INDEPENDENT ACCOUNTANTS....................................................18
STOCKHOLDER PROPOSALS......................................................18
OTHER MATTERS..............................................................19


The securities issued or issuable in the private placement described in this proxy statement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The offering was fully subscribed at the time of the initial closing and no additional purchasers may be added.

                               NIKU CORPORATION
                                305 Main Street
                        Redwood City, California 94063

                                PROXY STATEMENT

                              GENERAL INFORMATION

         This proxy statement is furnished to stockholders of Niku Corporation, a Delaware corporation, in connection with the solicitation by our board of directors of proxies in the accompanying form for use in voting at a Special Meeting of Stockholders to be held on Monday, March 31, 2003, at 10:00 a.m., local time, at our principal executive office located at 305 Main Street, Redwood City, California 94063, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked, will be voted at the Special Meeting. This proxy statement is being mailed to stockholders on or about March __, 2003.

Revocability of Proxy

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to us at our principal executive office, directed to the attention of "Corporate Secretary," a written notice of revocation or a duly executed proxy bearing a later date; or (2) attending the Special Meeting and voting in person.

Solicitation and Voting Procedures

         We have hired Georgeson Shareholder to assist in the solicitation of proxies, which will be conducted by mail. We will bear all attendant costs, including the estimated proxy solicitation cost of $10,000 plus reasonable out-of-pocket expenses for this service, other expenses of preparing and mailing proxy materials for the Special Meeting, and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

         The close of business on Thursday, February 27, 2003 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of, and to vote at, the Special Meeting. As of the close of business on the record date, we had 10,310,811 shares of common stock outstanding of which 8,761,076 shares of common stock are entitled to vote at the Special Meeting. The number of shares entitled to vote does not include 1,549,735 shares we issued in the initial closing of the private placement described below because the Nasdaq Marketplace Rules prohibit these shares from voting for or against the proposals at the Special Meeting. The presence at the Special Meeting of a majority, or 5,155,406 shares of common stock, either in person or by proxy, will constitute a quorum at the Special Meeting. The affirmative vote of a majority of shares present, in person or by proxy, at the Special Meeting, will constitute approval. Each outstanding share of common stock on the record date is entitled to one vote on all matters, other than the restriction on shares issued in the initial closing of the private placement, as noted above.

         Abstentions and broker non-votes will be included in the determination of the number of shares present for purposes of a quorum and each will be tabulated separately. Abstentions will have the same effect as a vote AGAINST a proposal while broker non-votes will have no effect on the outcome of a vote.

         An automated system administered by our transfer agent will tabulate votes cast by proxy, and an employee of ours will tabulate votes cast in person at the Special Meeting. If no specific instructions are given with respect to matters to be acted upon at the Special Meeting, shares of common stock represented by a properly executed proxy will be voted FOR each of the proposals.

                                PROPOSAL NO. 1

THE ISSUANCE AND SALE OF 1,538,495 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 192,314 SHARES OF COMMON STOCK, INCLUDING THE ISSUANCE OF 1,131,812 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 141,478 SHARES OF COMMON STOCK TO WALDEN VC.

Background and Purposes of the Financing

         Our board of directors considered a number of financing alternatives over a number of months prior to entering into a definitive purchase agreement to effect a private placement on February 12, 2003. After consideration of these alternatives, our board of directors unanimously concluded that the private placement described herein was in the best interests of the Company and its stockholders. In particular, our board of directors believe that the issuance of common stock and warrants for common stock, as opposed to senior securities with special rights, preferences and privileges, and the involvement of Walden VC II, L.P., will serve the Company and its stockholders well.

         The private placement has three principal purposes:

            o To further strengthen the Company's balance sheet and provide additional assurances of financial health to the Company's customers and prospective customers, most of whom are large global enterprises. In the market in which the Company participates, financial viability is an important criterion in vendor selection, and the proceeds of the private placement will improve the Company's standing in this regard.

            o To maintain the Company's listing on the Nasdaq SmallCap Market based on positive stockholders' equity. Prior to the private placement, the Company had negative stockholders' equity of approximately $4 million. As a result, the Company's continued listing on the Nasdaq SmallCap Market has been dependent on, among other things, maintaining a minimum market capitalization of $35 million. While the Company has met this market capitalization requirement to date, no assurance can be given that it will do so continuously in the future. Failure to maintain this minimum market capitalization would result in delisting of the Company's common stock from the Nasdaq SmallCap Market. After giving effect to the subsequent closing of the private placement, without consideration of any future financial results, the Company will have positive stockholders' equity of approximately $6.5 million, significantly in excess of the $2.5 million required for continued listing on the Nasdaq SmallCap Market.

            o To position the Company to regain its listing on the Nasdaq National Market in the future. Listing on the Nasdaq National Market requires, among other things, positive stockholders' equity of $15 million, or $10 million the case of certain "phase ups" from the Nasdaq SmallCap Market. While the Company will not satisfy these requirements immediately following the financing, it will be closer than it currently is, and may be able to satisfy such requirements in the future if it achieves continued profitable results.

Terms of the Private Placement

         On February 12, 2003, we entered into a common stock and warrant purchase agreement with various investors led by Walden VC II, L.P., providing for the issuance of 3,088,230 shares of our common stock at a price of $3.35 per share and warrants to purchase 386,034 shares of our common stock at a price of $0.40 per warrant share. The warrants carry an exercise price of $3.40 per share and have a five-year term. Walden VC II, L.P. and its affiliated entities are hereinafter referred to as Walden VC. This sale of common stock and warrants is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, and we expect to rely upon Section 4(2) and/or the Regulation D "safe harbor" provisions. The significant terms of the private placement are set forth below:

         Initial Closing. On February 12, 2003, we issued 1,549,735 shares of our common stock at a price of $3.35 per share and issued warrants to purchase 193,720 shares of our common stock at a price of $0.40 per warrant share. As a result of the issuance of shares and warrants in the initial closing, we currently have 10,310,811 shares of common stock outstanding and warrants outstanding to purchase 193,720 shares of common stock. We received approximately $5.3 million in gross proceeds from the initial closing. The shares and warrants issued in the initial closing constitute 19.9% of our common stock outstanding immediately prior to the initial closing. The warrants are immediately exercisable and may be exercised with cash or in a cashless net exercise.

         Subsequent Closing. Upon approval of the stockholders, we will issue 1,538,495 shares of our common stock at a price of $3.35 per share and warrants to purchase 192,314 shares of our common stock at $0.40 per warrant share. In addition to approximately $5.3 million in gross proceeds we received from the sale of common stock and warrants in the initial closing, upon stockholder approval, we will receive approximately $5.2 million in gross proceeds from the sale of common stock and warrants in the subsequent closing. The shares and warrants issued in the subsequent closing will constitute an additional 19.8% of our common stock outstanding immediately prior to the initial closing. The warrants issued in the subsequent closing will have the same terms and duration as the warrants issued in the initial closing.

         Registration Rights. No later than April 30, 2003, we are required, at our expense, to file with the Securities and Exchange Commission, a shelf registration statement registering the resale of the shares of common stock issued in the private placement and issuable upon the exercise of the warrants. The registration rights terminate in two years, unless the shares are earlier sold or may be sold without registration. In addition, the investors also have piggyback registration rights to include their shares of common stock in any registration statement we file to register securities for our own account. These piggyback registration rights terminate in five years, unless the shares are earlier sold or may be sold without registration.

         Board and Committee Appointments. In connection with the private placement, our board of directors appointed Matt Miller, a managing member of Walden VC, to our board of directors as a Class III Director, and appointed Philip Sanderson, also a managing member of Walden VC, to serve as an observer to the board of directors and all board committees in a non-voting, observer capacity.

         Rescission of Initial Shares In the Event of No Required Stockholder Approval. If we do not obtain stockholder approval for the issuance of the shares and warrants in the subsequent closing within six months after the Special Meeting, any investor that purchased the shares and warrants in the initial closing may require us to repurchase, at $3.40 per share, the shares purchased in the initial closing and the shares issued upon the exercise of warrants purchased in the initial closing. Unexercised warrants issued in the initial closing that are held by any such investor at the time of the repurchase will terminate. Our obligation to repurchase is subject to compliance with applicable law, including, among other things, Section 160 of the Delaware General Corporation Law and Section 500 of the California Corporations Code. Consequently, notwithstanding the terms of the purchase agreement, we may be unable to effect a rescission of the shares.

         Stockholders Meeting. We have agreed to convene the Special Meeting and our board of directors has agreed to recommend that the stockholders approve the proposals.

Why We Need Stockholder Approval

         Our common stock is traded on the Nasdaq SmallCap Market. The Nasdaq Marketplace Rules require listed companies to obtain stockholder approval for the issuance of securities in a private offering of common stock at a price less than the greater of the book or market value per share of the stock, if the issuance amounts to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. As of February 12, 2003 we had 8,761,076 shares of common stock issued and outstanding. This does not include the shares and warrants we issued in the initial closing of the private placement, which constitute 19.9% of our common stock outstanding immediately prior to the initial closing. Together with the shares and warrants issued in the initial closing, the shares and warrants issued in the subsequent closing will exceed the 20% threshold described above. We are therefore seeking the approval of our stockholders for the issuance and sale of the shares and warrants in the subsequent closing.

         The rules of the Nasdaq SmallCap Market also require listed companies to obtain stockholder approval for an issuance of securities that is deemed to involve a change in control. In the initial closing, Walden VC purchased 1,162,301 shares of our common stock at a price of $3.35 per share and warrants to purchase 145,290 shares of our common stock at a price of $0.40 per warrant. In the subsequent closing, Walden VC will purchase 1,131,812 shares of our common stock at a price of $3.35 per share and warrants to purchase 141,478 shares of our common stock at a price of $0.40 per warrant. Together with the shares and warrants issued to Walden VC in the initial closing, the shares and warrants issued to Walden VC in the subsequent closing will constitute approximately 29.5% of our common stock outstanding immediately prior to the initial closing and will under Nasdaq Marketplace Rules result in a change in control. In Proposal No 1, therefore, we are also seeking the approval of our stockholders for the issuance and sale of shares and warrants to Walden VC in the subsequent closing.

Use of Proceeds

         We received gross proceeds of approximately $5.3 million from the initial closing and, upon stockholder approval, will receive gross proceeds of approximately $5.2 million from the subsequent closing. We intend to use all proceeds from the private placement for general corporate purposes. We may use a portion of the proceeds for strategic investments or acquisitions but currently have no plans relating to such uses. We will also receive up to $1.3 million upon the exercise of the warrants issued in the private placement. The subsequent closing will not occur if our stockholders do not approve it. Consequently, we would not receive the additional $5.2 million gross proceeds from the subsequent closing and may be required to rescind the issuance of shares and warrants from the initial closing, as described above.

Impact on Existing Stockholders

         If the proposals are approved, the number of shares issued in the subsequent closing and upon the exercise of warrants issued in the subsequent closing will increase the number of shares of our common stock outstanding. This means that our existing stockholders will hold a smaller share of our outstanding capital stock and will have less influence on our affairs.

Interests of Certain Persons

         In consideration of the recommendations of our board of directors with respect to the private placement, you should be aware of the interest of certain of our directors in the private placement, as follows:

         Mr. Val E. Vaden, a member of our board of directors, is a managing member of Vector Capital Partners II, L.L.C. Vector Capital Partners II, L.L.C. or its affiliated entities currently own 849,055 shares and warrants to purchase 27,940 shares of our common stock, of which 223,520 shares and warrants to purchase 27,940 shares of our common stock were issued to entities affiliated with Vector Capital Partners, II, L.L.C. in the initial closing. In the subsequent closing, entities affiliated with Vector Capital Partners II, L.L.C. will purchase 217,657 shares and warrants to purchase 27,207 shares of our common stock.

         Mr. Ravi Chiruvolu, a member of our board of directors, will purchase 29,412 shares and warrants to purchase 3,677 shares of our common stock in the subsequent closing, subject to stockholder approval of Proposal No. 2 in this proxy statement. Mr. Chiruvolu did not participate in the initial closing.

         In connection with the private placement, our board of directors appointed Matt Miller, a managing member of Walden VC, to our board of directors, as a Class III Director. In the initial closing, Walden VC purchased 1,162,301 shares and warrants to purchase 145,290 shares of our common stock. In the subsequent closing, Walden VC will purchase 1,131,812 shares and warrants to purchase 141,478 shares of our common stock. Together with the shares and warrants issued to Walden VC in the initial closing, the shares and warrants issued to Walden VC in the subsequent closing will constitute approximately 29.5% of our common stock outstanding immediately prior to the initial closing.

         Mr. Terence Garnett resigned from our board of directors in May 2002. Mr. Garnett currently owns 7,538 shares of our common stock. An additional 464,323 shares of our common stock are held by the Garnett Family Trust. This excludes 120,000 shares held by the Garnett 1996 Children's Trust. In the initial closing, Ms. Katrina Garnett, the wife of Terence Garnett, purchased 149,013 shares and warrants to purchase 18,627 shares of our common stock. In the subsequent closing, Ms. Katrina Garnett will purchase 145,104 shares and warrants to purchase 18,138 shares of common stock.

         Because of the participation of Vector Capital and Mr. Chiruvolu in the private placement, we formed a special committee of our board of directors comprised of independent directors to review the terms and conditions of the private placement and examine alternative transactions. Messrs. Vaden and Chiruvolu are not members of this special committee. The special committee of the board of directors has carefully considered the terms and conditions of the private placement and examined alternative transactions and has determined that the private placement is advisable and in the best interests of our stockholders. The special committee accordingly has unanimously approved the private placement. The terms and conditions of the private placement were negotiated by affiliates of Walden VC as the lead investor and not by Vector Capital or Mr. Chiruvolu.

         For information regarding the ownership interests of the above, please see the section entitled "Stock Ownership of Certain Beneficial Owners and Management," below.

Voting Agreements

         Each of our officers and directors and their affiliated funds have entered into voting agreements with Walden VC, which provide for the voting of their shares, constituting approximately 7.3% of our outstanding common stock prior to the initial closing, at the Special Meeting in favor of the issuance of shares and warrants in the subsequent closing.

         In addition, we entered into a voting agreement with Farzad Dibachi, our former president and chief executive officer, and Rhonda Dibachi, our former vice president of planning and strategy, on November 6, 2002, in connection with employment agreements previously entered into with them. This agreement provides for the voting of their shares, constituting approximately 11.6% of our outstanding common stock prior to the initial closing, on any matter presented to stockholders in the manner unanimously recommended by our board. Consequently, Mr. and Mrs. Dibachi are obligated to vote their shares in favor of the issuance of shares and warrants in the subsequent closing. This agreement was entered into prior to our entering into the private placement.

         Additionally, we entered into a voting agreement with Limar Realty Corp. #30, on October 31, 2002, in connection with the termination of our former headquarters lease. This agreement provides for the voting of shares, constituting approximately 16.5% of our outstanding common stock prior to the initial closing, on any matter presented to stockholders, at its option, either (i) in the manner unanimously recommended by the board or (ii) in the same proportion as all other shares present and eligible to vote are actually voted, excluding from the calculation abstentions, broker non-votes and votes cast by shares owned by Farzad Dibachi, Rhonda Dibachi or any related entity. Limar Realty Corp. #30 is obligated to vote its shares in accordance with this agreement. This agreement was entered into prior to our entering into the private placement.

Required Vote

         The presence at the Special Meeting, either in person or by proxy, of a majority of shares of common stock outstanding and entitled to vote, will constitute a quorum at the Special Meeting. Approval of Proposal No. 1 requires the affirmative vote of a majority of shares present, in person or by proxy, at the Special Meeting. Abstentions and broker non-votes will be included in the determination of the number of shares present for purposes of a quorum and each will be tabulated separately. Abstentions will have the same effect as a vote AGAINST Proposal No. 1 while broker non-votes will have no effect on the outcome of the vote.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 1.


                                PROPOSAL NO. 2

THE ISSUANCE AND SALE OF 29,412 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE 3,677 SHARES OF COMMON STOCK TO MR. RAVI CHIRUVOLU, A MEMBER OF OUR BOARD OF DIRECTORS

         In the subsequent closing, Mr. Ravi Chiruvolu, a member of our board of directors, will purchase 29,412 shares of our common stock at a price of $3.35 per share and warrants to purchase 3,677 shares of our common stock at a price of $0.40 per warrant share with an exercise price of $3.40 per share.

         For additional information relating to the private placement generally and the subsequent closing specifically, please see the sections entitled, "Background," "Terms of Private Placement," "Use of Proceeds," "Impact on Existing Stockholders," "Interests of Certain Persons," and "Voting Agreements," above.

Why We Need Stockholder Approval

         The Nasdaq Marketplace Rules require listed companies to obtain stockholder approval for the issuance of securities pursuant to an arrangement under which stock may be acquired by officers or directors above certain enumerated thresholds. In the subsequent closing, Mr. Chiruvolu, a member of our board of directors, will purchase 29,412 shares of our common stock at a price of $3.35 per share and warrants to purchase 3,677 shares of our common stock at a price of $0.40 per warrant with an exercise price of $3.40 per share. We are therefore seeking the approval of our stockholders for the issuance of such shares of common stock and warrants to purchase common stock to Mr. Chiruvolu, a member of our board of directors.

Required Vote

         The presence at the Special Meeting, either in person or by proxy, of a majority of shares of common stock outstanding and entitled to vote, will constitute a quorum at the Special Meeting. Approval of Proposal No. 2 requires the affirmative vote of a majority of shares present, in person or by proxy, at the Special Meeting. Abstentions and broker non-votes will be included in the determination of the number of shares present for purposes of a quorum and each will be tabulated separately. Abstentions will have the same effect as a vote AGAINST Proposal No. 2 while broker non-votes will have no effect on the outcome of the vote.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.


          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table indicates beneficial ownership of our common stock as of February 15, 2003 by: (a) each person or entity known by us to beneficially own 5% or more of our common stock; (b) each of our directors and nominees; (c) each of our Named Executive Officers (as defined below); and (d) all directors and Named Executive Officers as a group.

         The percentage of beneficial ownership for the table is based on 10,310,811 shares of our common stock outstanding as of February 15, 2003, including 1,549,735 shares of our common stock issued on February 12, 2003 in the initial closing, as adjusted as required by rules promulgated by the Securities and Exchange Commission, and excluding shares and warrants to be issued in the subsequent closing. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address at c/o Niku Corporation, 305 Main Street, Redwood City, California 94063.

         Information with respect to beneficial ownership has been furnished by each director, officer or 5% or more stockholder, as the case may be, and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person named in the following table and the percentage ownership of that person, shares of our common stock that are subject to options, warrants or other rights held by that person that are currently exercisable or exercisable within 60 days of February 15, 2003 are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                         Number of Shares
                                                          of Common Stock              Percentage
              Beneficial Owner                          Beneficially Owned           Beneficially Owned
              ----------------                          ------------------           ------------------
      Limar Realty Corp. #30                                 1,445,000                14.0%
         1730 South El Camino Real, Suite 400
         San Mateo, CA 94402
      Walden VC II, L.P. and related funds (1)               1,307,591                12.5% (2)
         750 Battery Street, 7th Floor
         San Francisco, CA 94111
      Farzad and Rhonda Dibachi (3)                          1,012,354                 9.8%

      Vector Capital Partners II, L.L.C.  (4)                  876,995                 8.5%(5)
         465 Montgomery Street, 19th Floor
         San Francisco, CA 94104
      Terence Garnett and Katrina Garnett (6)                  639,501                 6.2%(7)
      Joshua Pickus (8)                                         54,801                 *
      Ravi Chiruvolu (9)                                        14,438                 *
      Val E. Vaden (10)                                        882,757                 8.5%
      Edward F. Thompson (11)                                    4,789                 *
      Peter Thompson (12)                                        1,410                 *
      Matt Miller (13)                                       1,005,839                 9.7%
      All directors and executive officers                   1,964,034                18.7%
         as a group (6 persons) (14)

____________

*   Less than 1%

(1) Represents 819,842 shares and warrants to purchase 102,480 shares held by Walden VC II, L.P.; 149,013 shares and warrants to purchase 18,627 shares held by Walden SBIC, L.P.; 74,237 shares and warrants to purchase 9,280 shares held by Walden VC II-Side, L.P.; 29,803 shares and warrants to purchase 3,725 shares held by Walden Investors; 14,901 shares and warrants to purchase 1,863 shares held by Walden Management Co. Pension Fund; 14,901 shares and warrants to purchase 1,863 shares held by Walden Management Corporation; 14,901 shares and warrants to purchase 1,863 shares held by Walden Capital Partners; 14,901 shares and warrants to purchase 1,863 shares held by George Sarlo Revocable Trust dated 12/23/91; 14,901 shares and warrants to purchase 1,863 shares held by Sarlo Family Supporting Foundation; and 14,901 shares and warrants to purchase 1,863 shares held by Sarlo-Berliner, Inc. Each is a member of a
      Section 13(d) group and disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

(2) Increases to 21.3% upon the subsequent closing, if approved by our stockholders.

(3)   Represents 1,012,354 shares held by the Dibachi Family Trust.

(4) Represents 730,186 shares and warrants to purchase 24,028 shares held by Vector Capital II, L.P.; 28,614 shares and warrants to purchase 942 shares held by Vector Entrepreneur Fund II, L.P.; and 90,255 shares and warrants to purchase 2,970 shares held by Vector Member Fund II L.P. Vector Capital Partners II, L.L.C. is the general partner of Vector Capital II, L.P., Vector Entrepreneur Fund II, L.P. and Vector Member Fund II, L.P. and may be deemed to have sole power to vote these shares.

(5) Increases to 9.4% upon the subsequent closing, if approved by our stockholders.

(6) Represents 464,323 shares held by the Garnett Family Trust; 7,538 shares held by Mr. Garnett; and 149,013 shares and warrants to purchase 18,627 shares held by Katrina A. Garnett. Excludes 120,000 shares held by the Garnett 1996 Children's Trust. Mr. And Mrs. Garnett do not possess any voting or dispositive power over shares held by the Garnett 1996 Children's Trust and disclaim beneficial ownership over the shares held by the trust.

(7) Increases to 6.8% upon the issuance of shares and warrants in the subsequent closing, if approved by our stockholders.

(8) Represents 4,739 shares held by the Pickus Family Trust and 50,062 shares subject to options held by Mr. Pickus that are exercisable within 60 days of February 15, 2003.

(9) Represents 9,435 shares held by Mr. Chiruvolu and 5,003 shares subject to options held by Mr. Chiruvolu that are exercisable within 60 days of February 15, 2003.

(10) Represents 5,762 shares subject to options held by Mr. Vaden that are exercisable within 60 days of February 15, 2003. Includes 849,055 shares and warrants to purchase 27,940 shares of common stock held by funds managed by Vector Capital Partners II, L.L.C., of which Mr. Vaden is a Managing Member. Mr. Vaden disclaims beneficial ownership of the shares held by such funds except to the extent of his pecuniary interest therein.

(11) Represents 4,789 shares subject to options held by Mr. Edward F. Thompson that are exercisable within 60 days of February 15, 2003.

(12)  Represents 1,410 shares held by Mr. Peter Thompson.

(13) Includes 819,842 shares and warrants to purchase 102,480 shares held by Walden VC II, L.P.; and 74,237 shares and warrants to purchase 9,280 shares held by Walden VC II-Side, L.P. Mr. Miller is a managing member of Walden VC, LLC, the general partner of Walden VC II, L.P. and Walden VC II-Side, L.P. Mr. Miller disclaims beneficial ownership to the shares held by such funds except to the extent of his pecuniary interest therein.

(14) Represents 1,758,718 shares held by all directors and executive officers as a group and 205,316 shares subject to options, warrants or other rights held by all directors and executive officers as a group that are exercisable within 60 days of February 15, 2003.



                EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following table shows compensation information during each of our last three fiscal years for our Chief Executive Officer and our other four most highly compensated executive officers. These individuals are collectively referred to as the "Named Executive Officers."


                                                                        Other       Restricted    Securities
                                                                        Annual         Stock      Underlying    LTIP       All
                                  Fiscal     Salary         Bonus    Compensation     Awards       Options     Payouts    Other
   Name and Principal Position     Year        ($)           ($)         ($)            ($)          (#)          $    Compensation

Joshua Pickus                      2003    $294,946      $250,000        -              -        150,000 (4)     -           -
    President, Chief Executive     2002     344,308       400,000        -              -         55,000 (5)     -           -
    Officer
    and Chairman of the Board      2001     298,077       100,000        -              -             23 (6)     -           -
Michael Shahbazian                 2003       9,375 (1)       -          -              -              -         -           -
    Chief Financial Officer        2002          -            -          -              -              -         -           -
                                   2001          -            -          -              -              -         -           -
Farzad Dibachi                     2003      74,572 (2)       -          -              -              -         -           -
    Former President, Chief        2002     364,508       350,000        -              -        150,000 (7)     -           -
    Executive Officer
    and Chairman of the Board      2001     347,756           -          -              -         20,000 (8)     -           -
Richard N.  LaBarbera              2003     202,564           -          -              -              -         -           -
    Former President, Global       2002     478,846       500,000 (3)    -              -         25,000 (9)     -           -
    Operations
                                   2001     127,566           -          -              -        100,000 (9)     -           -
Rhonda Dibachi                     2003     160,844           -          -              -              -         -           -
    Former Executive Vice          2002     238,125       200,000        -              -         20,000 (7)     -           -
    President
    of Planning and Strategy       2001     198,718           -          -              -         10,000 (8)     -           -


(1) Represents Mr. Shahbazian's salary from his employment commencement date on January 21, 2003 to January 31, 2003.

(2) From November 2001 to September 2002, Mr. Dibachi declined to receive a salary.

(3)     Represents a loan that was forgiven in the first quarter of fiscal
        2002.

(4)     These options vest monthly over 24 months from the grant date.

(5) All options granted to Mr. Pickus in fiscal 2002 were cancelled in fiscal 2003.

(6)     These options fully vested one year from the grant date.

(7) Mr. Dibachi's unvested options to purchase 62,500 shares were cancelled on November 14, 2002 and vested options to purchase 87,500 shares expired on February 14, 2003. Ms. Dibachi's unvested options to purchase 8,333 shares were cancelled on November 14, 2002 and vested options to purchase 11,667 shares expired on February 14, 2003.

(8) Mr. Dibachi's unvested options to purchase 6,666 shares were cancelled on November 14, 2002 and vested options to purchase 13,334 shares expired on February 14, 2003. Ms. Dibachi's unvested options to purchase 3,333 shares were cancelled on November 14, 2002 and vested options to purchase 6,667 shares expired on February 14, 2003.

(9) Mr. LaBarbara exercised options to purchase 13,000 shares of common stock in March 2002. Unvested options to purchase 71,138 shares of common stock were cancelled on July 31, 2002 and vested options to purchase 41,112 shares of common stock expired on November 12, 2002.



Options Granted in Fiscal 2003

         The following table shows all options to acquire shares of our common stock granted to the Named Executive Officers during fiscal 2003.

                                                                                                Potential Realizable
                                                                                               Value at Assumed Annual
                              Number of                                                          Rates of Stock price
                              Securities       % of Total                                      Appreciation for Options
                              Underlying     Options Granted                                             Term
                 Grant         Options       to Employees in    Exercise Price   Expiration    --------------------------
    Granted      Date         Granted (#)     Fiscal Year        ($/Share)          Date          5%            10%
--------------  -------       -----------    ----------------   --------------   ----------    -------        ------

Joshua Pickus    10/21/02     150,000            19.5%             $1.50           10/20/12      $141,501      $358,592



         The options shown in the above table were granted at an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years from the date of grant. Options granted to Mr. Pickus vest monthly over two years from the grant date. These options will continue to vest so long as Mr. Pickus remains employed by us. During fiscal 2003, we granted options to purchase a total of 770,465 shares of common stock to our employees.

         Potential realizable values are calculated by:

         o Multiplying the number of shares of common stock subject to a given option by the market price on the date of the grant or the date of repricing, if the option was repriced;

         o Assuming that the amount derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

         o     Subtracting from that result the total option exercise price.

         The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future common stock prices. As of January 31, 2003, the closing price of our common stock was $4.19 per share.

Options Repriced in Fiscal 2003

         The following table shows the number of options held by the Named Executive Officers that were exchanged in a manner that may be deemed to be a repricing during fiscal 2003.

                                                                                               Length of
                              Number of                                                         Original
                             Securities       Market Price                                    Options Term
                             Underlying       of Stock at      Exercise Price       New       Remaining at
                            Options/SARs        Time of          at Time of      Exercise        Date of
      Name         Date       Repriced         Repricing         Repricing         Price     Repricing (years)
---------------------------------------------------------------------------------------------------------------
Joshua Pickus     10/21/02      25,000         $ 1.50             $ 7.50         $ 1.50            9.06
                  10/21/02      30,000           1.50               7.50           1.50            8.42



Options Exercised in Fiscal 2003

           The following table shows the number of shares acquired and the value realized upon exercise of stock options by the Named Executive Officers during fiscal 2003 and the number and value of options they held as of the end of fiscal 2003. Also reported are values of "in-the-money" options that represent the positive difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option at fiscal year end multiplied by the number of shares issued upon exercise of the option. The fair market value is based on $4.19 per share, which was the closing price of our common stock as reported on the Nasdaq SmallCap Market on January 31, 2003. These values have not been, and may never be, realized.


                                                                     Number of Unexercised     Value of Unexercised In the Money
                                                                   Options at Fiscal Year End   Options at Fiscal Year End ($)
                                         Exercised     Value       --------------------------  ---------------------------------
                       Shares Acquired     Price      Realized
       Name            on Exercise (#)      ($)         ($)         Exercisable Unexercisable   Exercisable   Unexercisable
----------------    -------------------  ----------   ----------    ----------- -------------   -----------   -------------
Joshua Pickus              -               $  -        $   -           31,297     118,725         $ 84,130     $ 319,370
Farzad Dibachi             -                  -            -          100,834        -                -            -
Rhonda Dibachi             -                  -            -           18,334        -                -            -
Richard N. LaBarbera     13,000              7.50       173,075          -           -                -            -




            EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

         On October 18, 2002, we entered into an employment agreement with Farzad Dibachi, who was then our president and chief executive officer. The agreement provides for a base salary of $360,000 per year, a discretionary bonus, certain benefits and $30,000 per month for six months upon resignation or termination by us other than for cause. The agreement also provides for a one-time payment of $50,000 and three quarterly payments of $84,792 for, among other things, the execution of a voting agreement, a non-solicitation agreement and certain other agreements by Mr. Dibachi. Mr. Dibachi resigned as our president and chief executive officer in November 2002 and as a director in December 2002. From November 2001 to September 2002, Mr. Dibachi declined to take a salary. In connection with these arrangements, we have paid approximately $254,000 in severance plus related benefits to Mr. Dibachi in fiscal 2003 and expect to pay approximately an additional $296,000 in severance plus related benefits in fiscal 2004.

         On October 18, 2002, we entered into an employment agreement with Rhonda Dibachi, who was then our vice president of strategy and planning. The agreement provided for a base salary of $202,500 per year, a discretionary bonus and $16,875 per month for six months upon resignation or termination by us other than for cause. The agreement also provides for a one-time payment of $50,000 and three quarterly payments of $84,792 for, among other things, the execution of a voting agreement, a non-solicitation agreement and certain other agreements by Ms. Dibachi. Ms. Dibachi resigned as our executive vice president of strategy and planning in November 2002. In connection with these arrangements, we have paid approximately $209,000 in severance plus related benefits to Ms. Dibachi in fiscal 2003 and expect to pay approximately an additional $252,000 in severance plus related benefits in fiscal 2004.

                           COMPENSATION OF DIRECTORS

         Our non-employee directors generally do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending board and committee meetings. Prior to the adoption of our 2000 Equity Incentive Plan in December 1999, our directors were granted stock options under the 1998 Stock Option Plan. The options granted under the 2000 Equity Incentive Plan to non-employee directors are automatic and non-discretionary, with an exercise price equal to the fair market value of the common stock on the date of grant. Each non-employee director who becomes a member of the board is automatically granted an option to purchase 5,000 shares of our common stock as of the date that director joins the board. Immediately following each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 2,500 shares of our common stock if the non-employee director has served continuously as a member of our board for at least twelve months since the date of the initial option grant to that non-employee director. All options granted to each eligible non-employee director have an exercise price equal to the fair market value of our common stock on the date of grant. The board of directors may also make discretionary supplemental grants to any eligible director. Options granted to non-employee directors have a ten-year term from the date of grant, and may be exercised for three months after termination of service or twelve months in the event of death or disability.
All options granted to non-employee directors vest over three years, at a rate of 2.778% of the total shares on each monthly anniversary of the grant, so long as the non-employee director remains a director or consultant, except for the 20,000 options we granted to Mr. Chiruvolu on October 22, 2002, the 10,000 shares we granted to Mr. Thompson on November 13, 2002 and the 20,000 options we granted to Mr. Vaden on November 13, 2002, which vest ratably over twenty-four months. In the event of our dissolution or liquidation or a change in control transaction, options granted to our non-employee directors under the plan become 100% vested and exercisable in full.

         Below are options we have granted to non-employee members of our board of directors in fiscal 2003.

                                            Number of         Exercise Price
        Name               Grant Date    Options Granted         Per Share
--------------------    --------------  -----------------    -----------------
   Ravi Chiruvolu           10/11/02           5,000                 $1.10
                            10/22/02          20,000                  2.60
   Edward F. Thompson        6/26/02           2,500                  4.00
                            11/13/02          10,000 (1)              6.40
   Val E. Vaden             06/26/02           2,500                  4.00
                            11/13/02          20,000                  6.40

(1) Mr. Edward F. Thompson also received a cash payment of $8,750 and will receive a second payment in this amount.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Ravi Chiruvolu, Edward F. Thompson and Val E. Vaden currently comprise our compensation committee. During fiscal 2003 Messrs. Frank Gill and Terence Garnett also served as members of our compensation committee. No member of our compensation committee has at any time during fiscal 2003 been an officer or employee of ours. None of our executive officers currently serves or in the past has served as a member of the board of directors of a compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. Prior to the formation of our compensation committee, all compensation decisions were made by the full board of directors. The interest of certain members of our compensation committee in the private placement, including that of Messrs. Ravi Chiruvolu, Val E. Vaden and Terence Garnett, is described more fully in the section entitled "Interests of Certain Persons," above.

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not considered "filed" with the SEC under the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless this report is specifically referenced.

         In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of our Chief Executive Officer and other Named Executive Officers.

         Compensation Philosophy. In developing our executive compensation policies, our compensation committee has two principal objectives: (1) attracting and retaining our executive officers; and (2) motivating our executive officers to achieve short-term and long-term corporate goals that enhance stockholder value. Our committee seeks to achieve those objectives within the Company's current financial plans. Accordingly, our committee has adopted the following overriding policies:

     o pay compensation that is competitive with the practices of comparable high technology companies;

     o set challenging performance goals for our officers and provide a short-term incentive through a bonus plan that is based upon achievement of these goals;

     o align the interests of our officers with those of our stockholders by providing a significant long-term incentive in the form of stock options; and

     o adjust compensation levels to reflect changes in the Company's market, performance and resources.

         Total Annual Compensation. Each Named Executive Officer's compensation package may, in one or more years, be comprised of the following three elements: (1) base salary; (2) annual variable performance awards such as bonuses; and (3) long-term equity incentives. We authorize guidelines for officers' target total annual compensation (salary and bonus) after reviewing similar compensation information from companies in the high technology industry.

         Base Compensation. Salaries for Named Executive Officers for fiscal 2003 were initially determined on an individual basis by evaluating each named executive's scope of responsibility, performance, prior experience and salary history as well as the salaries for similar positions at technology companies in the San Francisco Bay Area that are of comparable size to us and with which we compete for executive personnel.

         Bonuses. Target bonuses for each Named Executive Officer are based on his or her potential impact on our operating and financial results and based on market competitive pay practices. Target bonuses are generally expressed as a percentage of an executive's base salary. The actual bonus that is paid to each officer depends on the achievement of business unit and corporate objectives and financial performance goals. The business unit objectives we set include both financial and operating goals, including, for example, increasing revenue, operating income and cash flow.

         Each year, we adjust the performance goals in light of general business conditions and our corporate strategies for the year. For fiscal 2003, the Committee established an executive bonus program under which payments were made if the Company's financial performance improved significantly.

         Stock Options. Our committee strongly believes that stock options motivate our officers to maximize stockholder value and to remain employed with Niku despite a very competitive labor market. Except as specified herein, all Niku stock options have a per share exercise price equal to the fair market value of our common stock on the grant date. The actual value of the equity-based compensation depends entirely on appreciation of our common stock. Stock options have value for the executive only if the price of our common stock increases above the fair market value on the grant date and the executive remains in our employ for the period required for the options or shares to vest.

         The number of options granted to each named executive officer and the vesting schedule are determined based on a variety of factors, including (1) the executive's position at Niku; (2) his or her individual performance; and
(3) the number of options the executive already holds. In fiscal 2003, our committee relied upon these factors to approve stock option grants for the named executive officers and other senior officers, and for certain other individual grants. All other grants were approved by Joshua Pickus, our president and chief executive officer and Farzad Dibachi, our former president and chief executive officer, after utilizing guidelines approved by the committee.

         Compensation of Chief Executive Officer. During fiscal 2003, Mr. Pickus earned a salary of $294,946 and a bonus of $250,000. This bonus was based primarily on the Company's achievement of profitability during the year. During fiscal 2003, Mr. Pickus also received equity-based compensation in the form of options to purchase 150,000 shares of our common stock with an exercise price of $1.50 and had options to purchase 55,000 shares of our common stock with an exercise price of $7.50 cancelled. During fiscal 2003, Mr. Dibachi received a salary of $74,572. Mr. Dibachi declined to receive a salary from November 2001 to September 2002. We did not grant options to Mr. Dibachi in fiscal 2003. In October 2002, we entered into an employment agreement with Mr. Dibachi providing for a base salary of $360,000 per year, a discretionary bonus, certain benefits and $30,000 per month for six months upon his resignation or termination by us other than for cause. The agreement also provides for a one-time payment of $50,000 and three quarterly payments of $84,792 for, among other things, the execution of a voting agreement, a non-solicitation agreement and certain other agreements by Mr. Dibachi. Mr. Dibachi resigned as our president and chief executive officer in November 2002 and as a director in December 2002. In connection with these arrangements, we have paid approximately $254,000 in severance plus related benefits to Mr. Dibachi in fiscal 2003 and expect to pay an additional $296,000 in severance plus related benefits in fiscal 2004.

         Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our Named Executive Officers only if the compensation is less than $1,000,000 during any fiscal year or is "performance-based" under Section 162(m). Our stock option plans permit our committee to pay compensation that is "performance-based" and thus fully tax-deductible by us. Our committee currently intends to continue seeking a tax deduction for all of our executive compensation, to the extent we determine it is in our best interests.

COMPENSATION COMMITTEE:

Ravi Chiruvolu
Edward F. Thompson
Val E. Vaden


                            STOCK PERFORMANCE GRAPH

The Stock Performance Graph is not considered "filed" with the SEC under the Securities Exchange Act of 1934, as amended, and is not incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless this section is specifically referenced.

         The graph set forth below compares the cumulative total stockholder return on our common stock between February 29, 2000, the date of our initial public offering, and January 31, 2003 with the cumulative total return of (i) the Nasdaq Stock Market Index (the "Nasdaq Index"); (ii) the JP Morgan H&Q Computer Software Index (the "JP Morgan Index"); and (iii) the RDG Software Composite Index, over the same period. This graph assumes the investment of $100.00 on February 29, 2000 in our common stock, the Nasdaq Index, the JP Morgan Index and the RDG Software Composite Index, and calculates the annual return through January 31, 2003. This graph assumes the reinvestment of dividends, if any. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

         The JP Morgan Index was discontinued in the middle of 2002 and has been replaced with the RDG Software Composite Index.


               COMPARISON OF 35 MONTH CUMULATIVE TOTAL RETURN*
         AMONG NIKU CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                 THE JP MORGAN H & Q COMPUTER SOFTWARE INDEX
                     AND THE RDG SOFTWARE COMPOSITE INDEX




                               [GRAPHIC OMITTED]




* $100 invested on 2/29/00 in stock or index-including reinvestment of dividends.
  Fiscal year ending January 31.


                         DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of February 15, 2003, there were 10,310,811 shares of our common stock outstanding and no preferred stock outstanding.

Common Stock

         Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board of directors may determine.

         Voting rights. Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. However, the stockholders of the common shares and warrants to purchase common shares issued in the initial closing will not be entitled to vote for or against the proposals at the Special Meeting pursuant to the Nasdaq Marketplace Rules. Cumulative voting is prohibited by our certificate of incorporation. We may be, or may become, subject to Section 2115 of the California Corporations Code which requires, among other things, cumulative voting for the election of directors, notwithstanding provisions to the contrary contained in our certificate of incorporation. In addition, our certificate of incorporation and bylaws require the approval of two-thirds, rather than a majority, of the shares entitled to vote for certain matters.

         No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. However, in accordance with the common stock and warrant purchase agreement, the investors of the initial closing can request that we repurchase the shares purchased in the initial closing and the shares issued upon the exercise of warrants purchased in the initial closing if we do not obtain stockholder approval for the issuance of shares and warrants in the subsequent closing.

         Right to receive liquidation distributions. Upon a liquidation, dissolution or winding-up of us, the holders of our common stock are entitled to share ratably among themselves in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of our common stock is fully paid and nonassessable per share.

Preferred Stock

         We are authorized, subject to limitations imposed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any of its qualifications, limitations or restrictions. The board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of such series then outstanding, without any further vote or action by the stockholders. The board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of the our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Delaware Law

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this section restricts some business combinations involving interested stockholders or their affiliates. An interested stockholder is defined as any person or entity that is the beneficial owner of 15% or more of the outstanding voting stock of the corporation at any time in the past three years.

         A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. The statute could prohibit or delay mergers or other takeover or change-in-control attempts and, accordingly, may discourage attempts to acquire us.

Charter and Bylaw Provisions

         Our certificate of incorporation and bylaws provide that:

         o no action shall be taken by stockholders except at an annual or Special Meeting of the stockholders called in accordance with our bylaws and that stockholders may not act by written consent;

         o the approval of holders of two-thirds of the shares entitled to vote at an election of directors shall be required for stockholders to adopt, amend or to repeal our bylaws or amend or repeal the provisions of our certificate of incorporation regarding the election and removal of directors and ability of stockholders to take action; however, certain provisions in our bylaws relating to the number of directors on our board may require the approval of a greater number of shares in accordance with the procedures set forth in Section 212(a) of the California Corporations Code.

         o stockholders may not call Special Meetings of the stockholders without advance notice and approval of the stockholders holding at least a majority of the outstanding shares of stock;

         o     stockholders may not fill vacancies on the board;

         o our board of directors will be divided into three classes, each serving staggered three-year terms, which means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms, and directors may be removed without cause in accordance with the procedures set forth in Section 303 of the California Corporations Code; and

         o we will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

         These provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. Additionally, the application of Section 2115 of the California Corporations Code may require, among other things, the annual election of directors notwithstanding provisions to the contrary in our certificate of incorporation.

Transfer Agent and Registrar

         The transfer agent and registrar for our common stock is Computershare Investor Services.

Listing

         Our common stock was listed on the Nasdaq National Market until December 3, 2002, when it was transferred to the Nasdaq SmallCap Market where it is listed under the trading symbol "NIKU."


                            INDEPENDENT ACCOUNTANTS

         Representatives of KPMG, LLP will be present at the Special Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

         Under our bylaws, if you intend to present a proposal at our 2003 annual stockholder meeting, you must deliver a copy of your proposal to us at our principal executive offices at 305 Main Street, Redwood City, California 94063, directed to the attention of "Corporate Secretary," not less than 60 nor more than 90 days prior to the anniversary date of the 2002 annual stockholder meeting, June 26, 2002, unless the actual date of our 2003 annual stockholder meeting is more than 30 calendar days before or more than 60 days after the anniversary date of our 2002 annual meeting, in which case your notice of a proposal will be timely if we receive it by the close of business on the tenth day following the day we publicly announce the date of the 2003 annual meeting or mail notice of the meeting, whichever occurs first. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements for a stockholder to have a proposal included in our proxy statement.

         Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2003, may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8 and submitting such proposal to our Corporate Secretary at our address noted above.


                                 OTHER MATTERS

         The board of directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


                                           By Order of the Board of Directors,


                                           Michael Shahbazian
                                           Corporate Secretary

_________, 2003
Redwood City, California


         Delivery of this Proxy Statement. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

         Certain brokers with account holders who are our stockholders may be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that the broker will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you currently receive multiple copies of proxy statements at your address and would like to request "householding," please notify your broker or direct your request to Niku Corporation, Investor Relations, 305 Main Street, Redwood City, CA 94063, telephone: (650) 298-4600.

                               NIKU CORPORATION
              Proxy Solicited on Behalf of The Board of Directors
              For Special Meeting of Stockholders--March 31, 2003


         The undersigned appoints Joshua Pickus and Michael Shahbazian, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated above, all the Common Stock of Niku Corporation, which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the special meeting of stockholders thereof to be held on March 31, 2003 or at any adjournment or postponement thereof.

         This proxy, when properly executed and returned in a timely manner, unless otherwise marked, will be voted FOR Proposal No. 1 and FOR Proposal No. 2 and in accordance with the judgment and in the discretion of the persons named as proxies herein on any other business that may properly come before the special meeting of stockholders or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

         The Board of Directors unanimously recommends a vote FOR Proposal No. 1 and FOR Proposal No. 2.

________________________________________________________________________________

                         /*\ FOLD AND DETACH HERE /*\

________________________________________________________________________________

                               NIKU CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /*/


                                                                      For      Against      Abstain

1.   To approve the issuance and sale of 1,538,495 shares of          / /        / /         / /
     common stock and warrants to purchase 192,314 shares of
     common stock, including the issuance of 1,131,812
     shares of common stock and warrants to purchase 141,478
     shares of common stock to Walden VC.

2.   To approve the issuance and sale of 29,412 shares of             / /        / /         / /
     common stock and warrants to purchase 3,677 shares of
     common stock to Mr. Ravi Chiruvolu, a member of our
     board of directors.


Please sign exactly as your name appears on this proxy. If more than one name appears all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this proxy.

Signature:                                 Date:

            -------------------------            ---------------------------

Printed Name:                              Address:

            ------------------------             ---------------------------

       WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING
                           IN THE ENCLOSED ENVELOPE.

_______________________________________________________________________________

                         /*\ FOLD AND DETACH HERE /*\

       PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                            THE ENCLOSED ENVELOPE.

_______________________________________________________________________________